Pricing Supplement No.1 dated June 18, 1999
(To Prospectus and Prospectus Supplement
Dated May 27, 1999)
                               U.S.$8,000,000,000
                            FORD MOTOR CREDIT COMPANY    Rule 424(b)(3)
                                                         Registration Statement
                              Medium-Term Notes Due      No. 333-75177
                               More 9 Months from
                                  Date of Issue



     Ford Motor Credit Company has designated $100,000,000 aggregate principal amount of its Medium-Term Notes Due More Than 9 Months from Date of Issue having the specific terms set forth below which are being issued directly by Ford Credit to investors. See the accompanying Prospectus and Prospectus Supplement for further information regarding the Notes described in this Pricing Supplement.


Issue Date:                         June 22, 1999.

Principal Amount:                   $100,000,000.

Interest Rate Basis:                LIBOR having an Index Maturity of
                                    one month plus 10 basis points.

Interest Reset Dates:               On the Issue Date and thereafter
                                    monthly on the 22nd day of
                                    each calendar month commencing
                                    July 22, 1999.

Interest Payment Dates:             Monthly on the 22nd day of each
                                    month commencing July 22,
                                    1999, except that the final
                                    scheduled Interest Payment Date
                                    shall be the Stated Maturity.

Stated Maturity:                    June 22, 2001.


Reference Agent:                    The Chase Manhattan Bank.